ARTICLES OF AMENDMENT
                                       OF
                             RAUCH INDUSTRIES, INC.

         The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its charter:

1.       The name of the corporation is RAUCH INDUSTRIES, INC.

2. The following amendment to the charter of the corporation was adopted by its shareholders on the 24th day of April, 1989, in the manner prescribed by law:

         There is hereby added an Article Ninth reading as follows:

         "Ninth. To the fullest extent permitted by the North
         Carolina Business Corporation Act as it exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director."

         3. The number of shares of the corporation outstanding at the time of such adoption was one million six hundred forty-two thousand five hundred twenty-eight (1,642,528) shares of common stock and eighteen thousand eight hundred eighty (18,880) shares of preferred stock; and the number of shares entitled to vote thereon was one million six hundred forty-two thousand five hundred twenty-eight (1,642,528).

         4. The number of shares voted for such amendment was one million four hundred seventy-nine thousand four hundred twenty-three (1,479,423), and the number of shares voted against such amendment was eleven thousand one hundred fifty (11,150).

         5. The amendments herein effected do not give rise to dissenters' rights under NCGS ss.55-101(b) because they do not change the corporation into a nonprofit corporation or cooperative association, and they do not effect any changes in shares, or in dividend or other rights or preferences, as described in NCGS ss.55- 101(b).

         IN WITNESS WHEREOF, these Articles of Amendment are signed by the President and Secretary of the Corporation, this 8th day of May, 1989.

                                      RAUCH INDUSTRIES, INC.


                                      By:  s/ Marshall A. Rauch
                                           -----------------------------
                                           Marshall A. Rauch, President


                                      By:  s/ Ingrid Rauch Sturm
                                           -----------------------------
                                           Ingrid Rauch Sturm, Secretary

STATE OF NORTH CAROLINA

COUNTY OF GASTON

         I, Ann S. Bradshaw, a Notary Public in and for said County and State, do hereby certify that on this 8th day of May, 1989, personally appeared before me Marshall A. Rauch and Ingrid Rauch Sturm, President and Secretary, respectively, of Rauch Industries, Inc., each of whom, being by me first duly sworn, declared that (s)he signed the foregoing document in the capacity indicated, that (s)he was authorized so to sign, and that the statements therein contained are true.


                                     s/Ann S. Bradshaw
                                     -------------------------------
                                     Notary Public


My Commission Expires: Oct. 25, 1989


                                     Filed for registration at
                                     12:23 o'clock PM on the
                                     19th day of May, 1989 and
                                     Recorded and Verified in
                                     the office of the Register
                                     of Deeds of Gaston County,
                                     N.C.

                                        In Book 55, Page 861
                                     This 19th day of May, 1989
                                        Alice B. Brown
                                        ------------------------
                                        Registrar of Deeds


                                        By: s/Betty A. Morris
                                            --------------------
                                            Deputy